COMPUTER SCIENCES GOVERNMENT SERVICES
2015 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

SECTION 1.     PURPOSE

The purpose of this 2015 Non-Employee Director Incentive Plan (“Plan”) of Computer Sciences Government Services, Inc., a Nevada corporation (the “Company”), is to enable the Company to attract, retain and motivate its Non-Employee Directors by providing for or increasing their proprietary interests in the Company.

The Plan was adopted by Computer Sciences Government Services, LLC, the predecessor to the Company, prior to the spinoff of the Company from Computer Sciences Corporation (“CSC”) effective as of November __, 2015 (the “Spinoff”).

SECTION 2.     CERTAIN DEFINITIONS

As used in this Plan, the following terms have the meanings set forth below:

(a)    “Administrator” means that administrator of the Plan as described in Section 3.

(b)    “Award” means any Restricted Stock or RSU.

(c)    “Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing any Award granted hereunder, in a form approved by the Administrator that is executed or acknowledged by both the Company and the Participant.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Change in Control” means a “change in control,” as defined in Section 409A.

(f)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g)    “Dividend Equivalents” means an amount equal to dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record on a like number of Shares.

(h)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)    “Fair Market Value” means, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator. Unless the Administrator shall determine otherwise, the Fair Market Value of a Share on any day means the last sale price, regular way, of a Share on such day (or in case the principal United States national securities exchange on which the Shares are listed or admitted to trading is not open on such date, the next preceding date upon which it is open), or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal United States national securities exchange on which the Shares are listed or admitted to trading.

(j)    “Non-Employee Director” means a director of the Company who is not an employee of the Company or any of its subsidiaries.

(k)    “Participant” means a Non-Employee Director who is selected by the Administrator to receive an Award under this Plan.

(l)    “Restricted Stock” means any Share issued hereunder with the restriction that the holder may not sell, assign, transfer, pledge or otherwise encumber such Share, and with such other restrictions as the Administrator, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Administrator may deem appropriate.

(m)    “Restricted Stock Unit” or “RSU” means a right granted hereunder to receive a specified number of Shares, or cash based on the Fair Market Value of such Shares, upon vesting or at a later date permitted in the Award Agreement.

(n)    “Section 409A” means Section 409A of the Code, together with the regulations and other Treasury department guidance promulgated thereunder.

(o)    “Shares” means shares of the Common Stock of the Company, as adjusted in accordance with Section 5(d) hereof.

SECTION 3.     ADMINISTRATION

This Plan shall be administered by the Board or, in the Board’s discretion, a committee of the Board (the Board or such Committee, the “Administrator”) consisting of at least three directors, each of whom is (i) “independent” for purposes of the Company’s Corporate Governance Guidelines; and (ii) a “non-employee director” for purposes of Rule 16b-3(b)(3) promulgated under the Exchange Act.

Subject to the provisions of this Plan, the Administrator shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(a)    adopt, amend and rescind rules and regulations relating to this Plan;

(b)    determine which persons are Non-Employee Directors, and to which of such Non-Employee Directors, if any, Awards shall be granted hereunder;

(c)    grant Awards to Non-Employee Directors and determine the terms and conditions thereof, including the number of Shares and/or the amount of cash issuable pursuant thereto;

(d)    determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, or canceled or suspended;

(e)    determine whether, and the extent to which adjustments are required pursuant to Section 5(d) hereof; and

(f)    interpret and construe this Plan and the terms and conditions of all Awards granted hereunder.

Decisions of the Administrator shall be final, conclusive and binding upon all persons and entities, including the Company, all stockholders of the Company, all Non-Employee Directors, all Participants and all persons claiming under Award Agreements.

SECTION 4.     ELIGIBILITY

Any Non-Employee Director shall be eligible to be selected as a Participant.

SECTION 5.     SHARES SUBJECT TO THIS PLAN

(a)    The maximum aggregate number of Shares that may be issued pursuant to all Awards granted under this Plan shall be _____________, subject to adjustment as provided in Section 5(d) hereof.

(b)    In connection with the granting of an Award, the number of Shares available for issuance under this Plan shall be reduced by the number of Shares in respect of which the Award is granted or denominated.

(c)    Whenever any outstanding Award (or portion thereof) expires, is cancelled or is otherwise terminated for any reason without having been exercised or payment having been made in the form of Shares, the number of Shares available for issuance under this Plan shall be increased by the number of Shares allocable to the expired, cancelled or otherwise terminated Award (or portion thereof). To the extent that any Award is forfeited, the Shares subject to such Awards will not be counted as shares delivered under this Plan. Awards valued by reference to Common Stock that may be settled in equivalent cash value will count as Shares delivered to the same extent as if the Award were settled in Shares.

(d)    If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or if cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Administrator shall make appropriate and proportionate adjustments, as of the date of such transaction, in:

(i)the number and type of shares or other securities or cash or other property that may be acquired pursuant to outstanding Awards; and

(ii)the maximum number and type of shares or other securities that may be issued pursuant to all Awards granted under this Plan, as set forth in Section 5(a) hereof.

SECTION 6.     RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Restricted Stock and RSUs may be granted hereunder to Participants. All Restricted Stock and RSUs shall be subject to the following terms and conditions, and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall deem desirable:

(a)    Restrictions. The restrictions applicable to each grant of Restricted Stock and the vesting provisions applicable to each grant of RSUs shall be determined by the Administrator, in its sole discretion, and shall be based on the Participant’s continued service as a Non-Employee Director (“time-based vesting”).

(b)    Accelerated Vesting. The vesting of Restricted Stock or RSUs may, in the sole discretion of the Administrator, be accelerated in the event of the Participant’s death or termination of service as a Non-Employee Director, or may be accelerated pursuant to Section 7 hereof upon a Change in Control.

(c)    Voting and Dividends. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of Restricted Stock or RSUs, subject to such terms, conditions and restrictions as the Administrator may establish. The Administrator may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of Restricted Stock or RSUs. Unless the Administrator, in its sole discretion, shall determine otherwise, all Restricted Stock shall have full voting rights.

(d)    Stock Certificates. Restricted Stock issued hereunder may be evidenced in such manner as the Administrator, in its sole discretion, shall deem appropriate, including, without limitation, book-entry registration or the issuance of a stock certificate or certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

SECTION 7.     CHANGE IN CONTROL

Notwithstanding any other provision of this Plan to the contrary, unless an Award Agreement shall specify otherwise, upon the date of a Change in Control:

(a)    all restrictions applicable to outstanding Restricted Stock shall lapse in full; and

(b)    all outstanding RSUs that have not vested in full on or prior thereto shall be fully vested

SECTION 8.     AMENDMENTS AND TERMINATION

The Board may amend, alter, suspend, discontinue or terminate this Plan or the terms of any outstanding Award, or any portion thereof, at any time and in any manner; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without:

(a)    the approval of the Company’s stockholders, if:

(i)such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply,

(ii)such approval is required by the New York Stock Exchange or the Securities and Exchange Commission, or

(iii)such amendment, alteration, suspension, discontinuation or termination would materially increase the benefits accruing to Participants, materially increase the maximum number of shares or other securities which may be issued under this Plan, materially modify this Plan’s eligibility requirements; and

(b)    the consent of each Participant whose rights under any outstanding Award would be impaired by such action.

SECTION 9.     GENERAL PROVISIONS

(a)    Nontransferability of Awards. Unless the Administrator determines otherwise at the time the Award is granted or thereafter no Award, and no Shares subject to an outstanding Award as to which any applicable restriction or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or the laws of descent and distribution; provided, however, that if so permitted by the Administrator, a Participant may designate a beneficiary to receive his or her rights under any Award after his or her death.

(b)    Award Entitlement. No Non-Employee Director or Participant shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Non-Employee Directors or Participants under this Plan.

(c)    Requirement of Award Agreement. The prospective recipient of any Award under this Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, unless and until both the Company and such recipient shall have executed an Award Agreement evidencing the Award and the recipient shall have delivered a copy thereof to the Company.

(d)    Termination, Forfeiture and Disgorgement. The Administrator shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be terminated or forfeited, or the Participant should be required to disgorge to the Company any amounts attributable to the Award. Such circumstances may include, without limitation, the following actions by a Participant:

(i)competing with the Company or participating in any enterprise that competes with the Company; and

(ii)using or disclosing, other than as expressly authorized by the Company or a Subsidiary, any confidential business information or trade secrets that the Participant obtains during the course of his or her service as a Non-Employee Director.

(e)    Compliance with Securities Laws. No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Administrator, in its sole discretion, has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(f)    Award Deferrals. The Administrator shall have full power and authority to establish procedures in compliance with Section 409A, if applicable, pursuant to which the payment or settlement of any Award may be deferred.

(g)    Governing Law. The validity, construction and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with the laws of the State of Nevada and applicable U.S. federal law.

(h)    Severability. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, it shall be stricken and the remainder of this Plan shall remain in full force and effect

SECTION 10. SECTION 409A

Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Section 409A, that Plan provision or Award will be reformed to avoid imposition of the additional tax, including that any Award subject to 409A held by a specified employee that is settled upon termination of employment (for reasons other than death) shall be delayed in payment until the expiration of six months, and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award. Awards made under this Plan are intended to comply with or be exempt from Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Section 409A.

SECTION 11. TERM OF PLAN

This Plan is effective as of November __, 2015, the date prior to the Spinoff on which this Plan was approved by CSC as sole shareholder of the Company. No Award may be granted under this Plan after November __, 2025, but any award granted prior to that date may extend beyond that date.